Exhibit 99.1
[ONEOK Logo]	News

March 18, 2005	Analyst Contact: Weldon Watson
918-588-7158
Rhonda Shiflet
918-588-7137

ONEOK first quarter 2005 earnings

conference call and webcast

Tulsa, Okla. -- ONEOK, Inc. (NYSE:OKE) will release first quarter 2005 earnings on April 27, 2005. A conference call will be held the following day on April 28, 2005, at 11 a.m. Eastern Time (10 a.m. Central Time). The call will also be carried live on ONEOK's Web site.

Participants will include ONEOK's senior management team.

What: ONEOK, Inc. first quarter 2005 earnings conference call and webcast

When: 11 a.m. Eastern, April 28, 2005

10 a.m. Central

Where: 1) Phone conference call 888-639-6218, passcode 674058

2) Log on to the Web at www.oneok.com

If you are unable to participate in the conference call or the webcast, the replay will be available on the company's Web site www.oneok.com for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-219-1444, pass code 674058.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, serving over 2 million customers.  We gather, process, store and transport natural gas in the mid-continent region of the United States.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the United States.  We are also involved in oil and gas production in Oklahoma and Texas.  ONEOK is the majority general partner of Northern Border Partners L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships.  Northern Border acquires, owns and manages pipelines and other midstream energy assets and is a leading transporter of natural gas imported from Canada into the United States.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.